UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2006

iCAD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Othim Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

4 Townsend West, Suite 17, Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

iCAD, Inc (the “Company”) has entered into an employment agreement with Jonathan Go that provides for Mr. Go’s employment as the Company’s Senior Vice President of Research and Development for a term commencing on October 23, 2006 and expiring on December 31, 2008, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $185,000. The employment agreement also provides for Mr. Go to receive a signing bonus of $20,000 and for his eligibility to receive during each employment year during the term of the employment agreement an annual incentive bonus (“Incentive Bonus”) in each calendar year of up to $74,000 if the Company achieves goals and objectives mutually agreed upon by the Board and Mr. Go. (except for the 2006 fiscal year where the bonus will be determined on a pro rata basis by the Company’s Board of Directors if the Company achieves goals and objectives established by the Company’s Chief Executive Officer).

Mr. Go is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The employment agreement provides that if his employment is terminated without cause, Mr. Go will receive an amount equal to his base salary then in effect for the greater of the remainder of his original term of employment or one (1) year plus the pro rata portion of any Incentive Bonus earned in any employment year through the date of his termination. In the event that within six (6) months of a “change in control”, either (i) Mr. Go is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason,” as all such terms are defined in the employment agreement, he will be entitled to receive his base salary then in effect for the greater of the remainder of his original term of employment or one (1) year from the date of termination plus any Incentive Bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.

Pursuant to the employment agreement and as an inducement to him joining the Company, Mr. Go was also granted on November 3, 2006 non-qualified stock options outside of a shareholder approved plan to purchase 200,000 shares of the Company's common stock, par value $0.01 per share with an exercise price equal to $2.27, the closing sale price of the common stock on November 3, 2006. The options become exercisable as to (i) 40,000 shares on November 3, 2006, (ii) an additional 40,000 shares on April 23, 2007; (iii) an additional 40,000 shares on October 23, 2007; (iv) an additional 40,000 shares on October 23, 2008 and (v) an additional 40,000 shares on October 23, 2009. Vesting of the options accelerates as to the 40,000 shares to which the options become exercisable at the latest date (to the extent any such shares remain unvested at the time), upon the closing sale price of the Company’s common stock for a period of twenty (20) consecutive trading days exceeding (i) 200% of the exercise price of the per share of the options; (ii) 300% of the exercise price per share of the options or (iv) 400% of the exercise price per share of the options. The options expire on October 23, 2011, subject to earlier expiration under certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Kenneth M. Ferry
Kenneth M. Ferry
President and Chief Executive Officer

Date:  November 9, 2006